                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement         [_]  CONFIDENTIAL, FOR USE OF THE
                                              COMMISSION ONLY (AS PERMITTED BY
                                              RULE 14A-6(E)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                   ADVANCED AERODYNAMICS & STRUCTURES, INC.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed:

     -------------------------------------------------------------------------

Notes:

                   ADVANCED AERODYNAMICS & STRUCTURES, INC.

                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                           To Be Held July 19, 1999


TO THE SHAREHOLDERS OF
ADVANCED AERODYNAMICS & STRUCTURES, INC.:

     You are cordially invited to attend the Annual Meeting of Shareholders of Advanced Aerodynamics & Structures, Inc. ("AASI" or the "Company"), which will be held at the Company's headquarters located at 3205 Long Beach Boulevard, Long Beach, California 90808, on Monday, July 19, 1999, at 10:00 a.m. Pacific time, to consider and act upon the following matters:

     1.  The election of directors;

     2. Ratification of the selection of Ernst & Young LLP to serve as auditors of the Company for the fiscal year ending December 31, 1999; and

     3. Such other business as may properly come before the Meeting or any adjournments of the Meeting.

     Only holders of record of Common Stock of the Company at the close of business on May 31, 1999 will be entitled to notice of and to vote at the Annual Meeting and any adjournments of the Annual Meeting.

     IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE MEETING REGARDLESS OF THE NUMBER OF SHARES YOU HOLD. YOU ARE INVITED TO ATTEND THE MEETING IN PERSON, BUT WHETHER OR NOT YOU PLAN TO ATTEND, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED ENVELOPE. IF YOU DO ATTEND THE MEETING, YOU MAY, IF YOU PREFER, REVOKE YOUR PROXY AND VOTE YOUR SHARES IN PERSON.

                                           By Order of the Board of Directors

                                           Carl Chen, Ph.D.
                                           Chairman of the Board,
                                           President and Chief Executive Officer

3205 Lakewood Boulevard
Long Beach, California 90808
(562) 938-8618
June 1, 1999

                                PROXY STATEMENT

                   ADVANCED AERODYNAMICS & STRUCTURES, INC.

                            3205 Lakewood Boulevard
                         LONG BEACH, CALIFORNIA 90808
                               ________________

                        ANNUAL MEETING OF SHAREHOLDERS

                           To Be Held July 19, 1999


     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Advanced Aerodynamics & Structures, Inc., a Delaware corporation (the "Company") for use at the Annual Meeting of Shareholders to be held at the Company's headquarters located at 3205 Long Beach Boulevard, Long Beach, California 90808, on Monday, July 19, 1999, at 10:00 a.m. Pacific time, and at any and all adjournments thereof (the "Annual Meeting"), for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders. Accompanying this Proxy Statement is the Board of Directors' Proxy for the Annual Meeting, which you may use to indicate your vote as to the proposals described in this Proxy Statement.

     All Proxies which are properly completed, signed and returned to the Company prior to the Annual Meeting, and which have not been revoked, will be voted in favor of the proposals described in this Proxy Statement unless otherwise directed. A Shareholder may revoke his or her Proxy at any time before it is voted either by filing with the Secretary of the Company, at its principal executive offices, a written notice of revocation or a duly executed proxy bearing a later date or by attending the Annual Meeting and expressing a desire to vote his or her shares in person.

     The close of business on May 31, 1999 has been fixed as the record date for the determination of Shareholders entitled to notice of and to vote at the Annual Meeting or any adjournment of the Annual Meeting. As of the record date, the Company had outstanding: 6,999,676 shares of Class A Common Stock, par value $.0001 per share; 1,900,324 shares of Class B Common Stock, par value $.0001 per share; 4,000,000 shares of Class E-1 Common Stock, par value $.0001 per share; and 4,000,000 shares of Class E-2 Common Stock, par value $.0001 per share. The Class A Common Stock, Class B Common Stock, Class E-1 Common Stock and Class E-2 Common Stock are substantially identical, except that the holders of Class A Common Stock have the right to cast one vote, and the holders of Class B Common Stock, Class E-1 Common Stock, and Class E-2 Common Stock have the right to cast five votes, for each share held of record on all matters submitted to a vote of the holders of Common Stock, including the election of directors. The Class A Common Stock, Class B Common Stock, Class E-1 Common Stock and Class E-2 Common Stock vote together as a single class on all matters on which stockholders may vote, including the election of directors, except when voting by class is required by applicable law. Holders of the Class A Common Stock, Class B Common Stock, Class E-1 Common Stock and Class E-2 Common Stock have equal ratable rights to dividends from funds legally available therefor, when, as and if declared by the Board of Directors and are entitled to share ratably, as a single class, in all of the assets of the Company available for distribution to the holders of shares of Common Stock upon the liquidation, dissolution or winding up of the affairs of the Company. Except as described herein, no preemptive, subscription, or conversion rights pertain to the Common Stock and no redemption or sinking fund provisions exist for the benefit thereof.

     The Company's principal executive offices are located 3205 Lakewood Boulevard, Long Beach, California 90808. This Proxy Statement and the accompanying proxy will be mailed to Shareholders on or about June 8, 1999.

                             ELECTION OF DIRECTORS

     In accordance with the Certificate of Incorporation and Bylaws of the Company, the Board of Directors consists of not less than three nor more than seven members, the exact number to be determined by the Board of Directors. At each annual meeting of the Shareholders of the Company, directors are elected for a one year term. The Board of Directors is currently set at six members. The Board of Directors proposes the election of the nominees named below.

     Shareholders are entitled to cumulate their votes for directors. This means that a shareholder may give one nominee as many votes as are equal to the number of Directors to be elected, multiplied by the number of shares owned by such shareholder, or to distribute his or her votes as the shareholder sees fit among two or more nominees on the same principle, up to the total number of nominees to be elected. The six nominees receiving the highest number of votes at the Annual Meeting from the holders of Common Stock will be elected.

     Unless marked otherwise, proxies received will be voted FOR the election of the each of the nominees named below, and the votes will be distributed equally among the nominees. If any such person is unable or unwilling to serve as a nominee for the office of director at the date of the Annual Meeting or any postponement or adjournment thereof, the proxies may be voted for a substitute nominee, designated by the proxy holders or by the present Board of Directors to fill such vacancy. The Board of Directors has no reason to believe that any such nominee will be unwilling or unable to serve if elected a director.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE ELECTION OF THE DIRECTORS NOMINATED HEREIN.

     The Board of Directors proposes the election of the following nominees as members of the Board of Directors:

               Carl Chen, Ph.D.
               Gene Comfort
               C.M. Cheng
               Steve Gorlin
               James A. Lovell
               S. B. Lai, Ph.D.

     If elected, the nominees are expected to serve until the 2000 Annual Meeting of Shareholders.

Information with Respect to Each Nominee and Executive Officers.

     The following table sets forth certain information with respect to each nominee and executive officer of the Company as of March 31, 1999.


               Name           Age                 Position
               ----           ---                 --------

     Carl Leei Chen, Ph.D.     52    Chairman of the Board, President, Chief
                                     Executive Officer, Director and Director
                                     Nominee
     Gene Comfort              55    Executive Vice President, General Manager,
                                     Director and Director Nominee
     C.M. Cheng                52    Consultant to the Company, Director and
                                     Director Nominee
     Steve Gorlin              61    Director and Director Nominee
     James A. Lovell           70    Director and Director Nominee
     S. B. Lai, Ph.D.          47    Director and Director Nominee

     Other Officers:

     David M. Turner, CPA      63    Vice President Finance and Administration,
                                     Chief Financial Officer
     Michael W. Lai            51    Vice President Engineering
     James A. Law              66    Manager of Manufacturing

     Directors serve until the next annual meeting or until their successors are elected or appointed. All officers are appointed by and serve at the discretion of the Board of Directors, other than Dr. Chen, who has an employment agreement with the Company. (See "Management - Employment Agreement".) There are no family relationships between any directors or officers of the Company.

     Dr. Carl L. Chen is the founder of the Company and has been its President and a director since the Company's incorporation in January 1990 and the Chief Executive Officer of the Company since December 1994. From January 1992 to October 1995, Dr. Chen served as President, and since January 1992 has been a minority stockholder, of Union China Investment and Development Group, Inc. (Union China), a company located in Monterey Park, California, which was formed to invest in commercial real estate. Union China confirmed a plan of reorganization pursuant to Chapter 11 of the Federal bankruptcy laws in August 1995. The bankruptcy case for Union China was closed in May 1996 pursuant to a Final Decree and Order Closing Case entered by the Bankruptcy Court for the Central District of California. Since January 1992, Dr. Chen has served as the President of California Aerospace Technology, Inc., a consulting company for the satellite industry, located in Monterey Park, California. Dr. Chen was Chairman of SIDA Corporation, a high technology trading company located in Monterey Park, California, from 1989 to May 1996. Prior to founding the Company in 1990, Dr. Chen was a Satellite System Engineering Manager at Hughes Space and Communications, Inc. for 15 years. Dr. Chen has a Ph.D. in Engineering from the California Institute of Technology and Masters Degrees in Control Engineering and Aerospace Engineering from UCLA and West Virginia University, respectively. Dr. Chen is a graduate of the Owner/President Management program at the Graduate School of Business Administration of Harvard University.

     Gene Comfort has been the Executive Vice President and General Manager of the Company since September 1995 and a director since May 1996. From July 1993 to September 1995, Mr. Comfort was the Vice President-Marketing of the Company, and he was the Director of Marketing of the Company from April 1991 to July 1993. Mr. Comfort has been involved in the aircraft industry for over 25 years in a variety of marketing, sales and management positions. Mr. Comfort is a single and multi engine rated pilot.

     C.M. Cheng is a consultant to the Company and has served as a director of the Company since June 1996. Since April 1996, Mr. Cheng has been a Vice President of Eurotai International, Ltd., a private company located in Taipei, Taiwan, which distributes health food products. From 1984 to April 1996, Mr. Cheng served as a Vice President, Director of the Office of the President, and Manager of Corporate Planning with Taiwan Yeu Tyan Machinery, Mfg. Co. Ltd., a public company located in Taipei, Taiwan, which manufactures automobiles and heavy equipment. From 1980 to 1983, Mr. Cheng was an Associate Professor of Economics and Management at Taiwan National Sun-Yet-Sen University. Mr. Cheng is the director of Harpa Limited, a corporation organized under the laws of the Cayman Islands (Harpa), a principal stockholder of the Company. See Certain Relationships and Related Transactions and Principal Shareholders.

     Steve Gorlin has served as a director of the Company since July 1996. Over the past twenty-five years, Mr. Gorlin has founded several biotechnology and pharmaceutical companies, including Hycor Biomedical, Inc., Theragenics Corporation, CytRx Corporation, and Medicis Corporation, which are public companies, and SeaLite Sciences, Inc., which is a private company. Mr. Gorlin founded, and served as Chairman of the Board of, EntreMed Inc., a public company, from its inception in 1991 until December 1995 (EntreMed was privately held during his tenure). He founded, and is a member of the Board of Directors of, Perma-Fix Environmental Services, Inc., a public company involved in the disposal of hazardous waste. Mr. Gorlin also established the Touch Foundation, a non-profit organization for the blind. He is a single and multi-engine pilot.

     James A. Lovell Jr. is the former spacecraft commander of the Apollo 13 mission. He currently is the President of Lovell Communications, a business devoted to disseminating information about the United States Space Program. Prior to that he was Executive Vice President of Centel Corporation. Mr. Lovell is a Fellow in the Society of Experimental Test Pilots and a member of the Golden Eagles. He has been granted many honors and awards, including the Presidential Medal for Freedom, the French Legion of Honor and the Congressional Space Medal of Honor. In 1994 he and Jeff Kluger wrote Lost Moon, the story of the Apollo 13 mission.

     S. B. Lai has served as director of the Company since October 1997. Mr. Lai is currently a Professor with the Graduate School of Business Administration, National Chengchi University, Republic of China; the Secretary General, Chinese Management Association, Republic of China; a third term Republic of China National Assemblyman, Republic of China; and is Judge and Committeeman of the National Quality Award. Over the past five years, Mr. Lai has also served as a Director of the Ta-Yeh University, Republic of China; Secretary General of the Chinese Management Association, Republic of China; and is a consulting committeeman for the Ministry of Economic Affairs and the Ministry of Education Affairs of the Republic of China. Mr. Lai received a BSME and MBA from National Cheng-Kung University and a MSISE and Ph.D. from the University of Southern California.

     David M. Turner, CPA joined the Company in January 1997. Prior to that, from 1994, he served as the Chief Financial Officer of Taitron Incorporated, a publicly held company that distributes discrete semiconductors. From 1991 to 1994, Mr. Turner was President and sole owner of Maynard Enterprises, Incorporated, a privately held consulting business working primarily in the health care industry. From 1988 to 1991, Mr. Turner was the Chief Financial Officer and Corporate Vice President of Finance of the Greater Southeast Management Company, a Washington D.C. company that operated an inner city health care system, which included two hospitals, three nursing homes and several subsidiary health care companies in the Mid Atlantic area. During the same period, Mr. Turner was President and a Director of Greater Southeast Asset Management Company, the asset-holding subsidiary of the Greater Southeast Healthcare System. Mr. Turner received a Master of Business of Administration from the University of Cincinnati.

     Michael W. Lai joined the Company in May 1, 1998. Mr. Lai is in charge of Engineering operations for the high performance JETCRUZERtm 500 single engine propjet aircraft and the long range, STRATOCRUZERtm twin jet aircraft. He brings a vast and extensive Aerospace, Engineering and Management background to AASI as Director, President, General Manager and Design Engineer for major aerospace corporations. Mr. Lai's impressive background includes; Design Engineer for Volpar Inc., on 707, 727 and DC-9 aircraft, Airframe Designer for Saunders Aircraft Corp., Ltd. Gimli Canada on ST-27 commuter aircraft and Associate Engineer for Continental Airlines, on DC-9, DC-10 and Boeing 727 commercial aircraft. Mr. Lai is a FAA, FAR 23 and 25 Designated Engineering Representative
(DER) in Airframes, Structures, Systems and Equipment. He is a licensed pilot and has a Masters in Systems Engineering from West Coast University, Los Angeles, CA, a B. S. in Applied Mathematics (Engineering Option) and an A. A. in Aircraft Maintenance Technology from Northrop institute of Technology, Inglewood CA. Mr. Lai also holds FAA, A&P and Transport Canada, Aircraft maintenance Licenses AML.

     James A. Law joined the Company March 1, 1999. Prior to joining the Company, Mr. Law was in demand as a consultant to Valsan727, where he was involved in a major upgrade of the Boeing 727. From 1987 to 1991, he was manufacturing liaison for Lacadre, Inc. Mr. Law was Vice president of OMAC where he was responsible for the total operation of planning, building and aircraft certification. He also was manufacturing Manager for LearFan and Project superintendent for Rohr Corporation. At Rohr he was responsible for projects such as; Boeing KC135, 727, 737, 747, Douglas DC10, Lockheed C5A, Grumann F14 and the Gulfstream.

     The Board of Directors held three meetings in 1998 and all Directors were present at each meeting. The Board of Directors has a Compensation Committee, which makes recommendations to the Board concerning salaries and incentive compensation for officers and employees of the Company. The members of the Compensation Committee are Messrs. Lai, Gorlin and Lovell. The Board of Directors also has an Audit Committee which reviews the results and scope of the audit and other accounting related matters. The members of the Audit Committee are currently Messrs. Lai and Lovell. Both committees held three meetings during 1998.

     The Company has agreed to nominate a designee of the Underwriter of its December 1996 public offering of stock, who is reasonably acceptable to the Company, for election to the Company's Board of Directors, if so requested by the Underwriter, for a period of five years from December 6, 1996.

                     RATIFICATION OF SELECTION OF AUDITORS

     The Board of Directors has authorized the firm of Ernst & Young LLP, independent public accountants, to serve as auditors for the fiscal year ending December 31, 1999. A representative of Ernst & Young LLP will be present at the Annual Meeting and will have the opportunity to make a statement if he or she desires to do so. Further, the representative of Ernst & Young LLP will be available to respond to appropriate questions.

                                  MANAGEMENT

Executive Compensation

  The following tables set forth certain information as to the Company's Chief Executive Officer and each of the Company's four most highly compensated executive officers whose total annual salary and bonus for the fiscal year ending December 31, 1998 exceeded $100,000:


                          SUMMARY COMPENSATION TABLE

                           Annual Compensation/(1)/
                                                                         Other
     Name and Principal Position   Year      Salary          Bonus    Compensation
Carl L. Chen, Ph.D.                1998      $ 200,000        $ 0     $  39,248/(5)/
  Chairman and Chief Executive     1997      $ 200,000        $ 0     $  39,248/(5)/
  Officer                          1996      $ 304,099/(3)/   $ 0     $ 242,000/(2)/
Gene Comfort                       1998      $ 160,961        $ 0     $       0
  Executive Vice President         1997      $ 150,000        $ 0
                                   1996      $ 136,276        $ 0     $  33,000/(4)/


 (1) The compensation described in this table does not include medical insurance, retirement benefits and other benefits which are available generally to all employees of the Company and certain perquisites and other personal benefits, the value of which did not exceed the lesser of $50,000 or 10% of the executive officer's compensation in the table.

 (2) Represents the approximate fair market value of 135,416 shares of Class B Common Stock, 270,832 shares of Class E-1 Common Stock, and 270,832 shares of Class E-2 Common Stock issued to Dr. Chen in June 1996 and earned by him under the New Management Agreement during 1995. See Certain Relationships and Related Transactions.

 (3) Pursuant to the New Management Agreement which became effective on January 29, 1995 (the "New Management Agreement"), Dr. Chen was entitled to receive a salary of $323,000 in 1995. This amount was accrued and unpaid as of December 31, 1995. In May 1996, Dr. Chen agreed to convert $300,000 of such accrued amount into 16,724 shares of Class B Common Stock, 33,448 shares of Class E-1 Common Stock and 33,448 shares of Class E-2 Common Stock and to receive the remainder in cash. See Certain Transactions and Note 8 of Notes to Financial Statements. $30,000 of the amount stated reflects the approximate fair value of such shares. In May 1996, the New Management Agreement was terminated, and Dr. Chen's annual salary was changed to $200,000 per year. (See "Management - Employment Agreement").

 (4) Represents the approximate fair market value of 17,460 shares of Class B Common Stock, 34,919 shares of Class E-1 Common Stock, and 34,919 shares of Class E-2 Common Stock issued to Mr. Comfort in May 1996 in exchange for services rendered.

 (5) Represents premium for life insurance paid by the Company on behalf of Dr. Chen.


OPTION GRANTS IN LAST FISCAL YEAR

                                                 Percentage of Total
                                                  Options Granted to
                          Number of Shares         Employees and
                         Underlying Options     Directors in Fiscal       Exercise or Base
         Name                 Granted                   Year              Price Per Share      Expiration Date
C.M. Cheng                     10,000                    3.66                  $ 5.00           May 3, 2008

Steve Gorlin                   10,000                    3.66                  $ 5.00           May 3, 2008

James A. Lovell, Jr.           10,000                    3.66                  $ 5.00           May 3, 2008

S. B. Lai                      10,000                    3.66                  $ 5.00           May 3, 2008

Gene Comfort                   10,000                    3.66                  $ 5.00           May 3, 2008


(1) None of the reported options were in-the-money at the end of the fiscal year as a result of the closing price of the Common Stock as reported on the NASDAQ System on December 31, 1998 ($2.875/share) being less than the exercise price of those options ($5.00/share).

Employment Agreement

     The Company entered into an eight-year employment agreement (the "Chen Employment Agreement") with Dr. Carl Chen, the Company's, Chairman, Chief Executive Officer and President, commencing in May 1996. The Chen Employment Agreement provides that, in consideration for Dr. Chen's services, he is to be paid an annual salary of $200,000. He will receive increases in salary and bonuses as deemed appropriate by the Board of Directors. The Company will maintain life insurance coverage on Dr. Chen, and Dr. Chen may name the beneficiary of such policy. The Chen Employment Agreement also provides that he will not compete with the Company during the term of the Agreement and for eighteen months thereafter and that, if Dr. Chen's employment is terminated by the Company without cause (as defined therein), he will receive up to eighteen months' salary as severance, payable monthly commencing on the thirtieth day following such termination without cause.

Compensation of Directors

     Non-employee directors receive $1,000 for each Board of Directors meeting attended. The Company pays all out-of-pocket expenses of attendance.

                            PRINCIPAL SHAREHOLDERS

     The following table sets forth certain information regarding the beneficial ownership of the Company's Common Stock as of March 31, 1999 by (i) each person who is known by the Company to own beneficially more than 5% of any class of the Company's outstanding voting securities, (ii) each of the Company's directors and executive officers, and (iii) all officers and directors of the Company as a group.

                                                            Common Stock
                              Name and Address of           Beneficially        Percent of
          Title of Class      Beneficial Owner/(1)/           Owned/(2)/        Ownership
Class A Common Stock          Dr. Carl L. Chen/(3)/               50,000               .35%
Class B Common Stock                                             826,751              43.5%
Class E-1 Common Stock                                         1,653,503             41.34%
Class E-2 Common Stock                                         1,653,503             41.34%
Class A Common Stock          Gene Comfort/(4)/                   10,000                 0%
Class B Common Stock                                              60,001              3.15%
Class E-1 Common Stock                                           120,000              3.00%
Class E-2 Common Stock                                           120,000              3.00%
Class A Common Stock          C.M. Cheng/(4)/(5)/                 10,000                 0%
Class B Common Stock                                           1,013,572             53.33%
Class E-1 Common Stock                                         2,027,144             50.67%
Class E-2 Common Stock                                         2,027,144             50.67%
Class A Common Stock          Steve Gorlin/(6)/                   25,000               .28%

Class A Common Stock          James A. Lovell Jr./(4)/            11,000                 0%

Class A Common Stock          S.B. Lai, Ph.D./(8)/                 5,000                 0%

Class A Common Stock          David Turner/(9)/                   12,100                 0%

Class A Common Stock          All executive officers              67,100               .95%
Class B Common Stock          and directors as a group         1,900,324               100%
Class E-1 Common Stock        (6 persons)                      3,800,647             95.02%
Class E-2 Common Stock                                         3,800,647             95.02%
Class B Common Stock          Harpa Limited/(7)/               1,013,572             53.33%
Class E-1 Common Stock                                         2,027,144             50.67%
Class E-2 Common Stock                                         2,027,144             50.67%
Class B Common Stock          Shih Jen Yeh/(7)/                1,013,572             53.33%
Class E-1 Common Stock                                         2,027,144             50.67%
Class E-2 Common Stock                                         2,027,144             50.67%
Class B Common Stock          Chyao Chi Yeh/(7)/               1,013,572             53.33%
Class E-1 Common Stock                                         2,027,144             50.67%
Class E-2 Common Stock                                         2,027,144             50.67%
Class A Common Stock          Fidelity Management                513,000              7.28%
                              Research Company/(10)/

_____________________

 (1) Except as otherwise indicated, the address of each principal stockholder is c/o the Company at 3205 Lakewood Boulevard, Long Beach, California 90808. The Company believes that all persons named have sole voting power and sole investment power, subject to community property laws where applicable.

 (2) The Common Stock of the Company is divided into four classes. Each share of Class B Common Stock, Class E-1 Common Stock and Class E-2 Common Stock is entitled to five votes per share, and Class A

       Common Stock is entitled to one vote per share. The shares of Class E Common Stock are subject to redemption by the Company if the Company does not achieve certain income or market price levels.

 (3) Includes 200,000 shares of Class E-2 Common Stock held by Julie C. Chen, as trustee of the Eric F. Chen Trust under Declaration of Trust dated August 31, 1996, for the benefit of Eric F. Chen, Dr. Chen's son. Julie Chen is Dr. Chen's sister-in-law. Dr. Chen disclaims beneficial ownership of the 200,000 shares held by the Trust for the benefit of his son. Excludes 75,000 shares of Class A Common Stock issuable upon the exercise of options not exercisable within 60 days and includes options for 25,000 shares of Class A Common Stock which are currently exercisable.

 (4) Excludes 20,000 shares of Class A Common Stock issuable upon the exercise of options which are not exercisable within 60 days and includes options for 10,000 shares of Class A Common Stock which are currently exercisable.

 (5) Includes 5,217,860 shares of Common Stock held by Harpa Limited, a Cayman Island corporation (Harpa). C.M. Cheng is a director of Harpa and has sole voting and investment control over the shares of Common Stock held by Harpa and thus may be deemed to beneficially own such shares. Mr. Cheng disclaims beneficial ownership of such shares. The address of Harpa is c/o Coutts Co. (Cayman) Ltd., Coutts House, P.O. Box 707, West Bay Road, Grand Cayman, Cayman Islands.

 (6) Common Stock beneficially owned is Class A Common Stock, which was contained in 15,000 Units purchased by Mr. Gorlin in March and April 1997. Excludes 20,000 shares of Class A Common Stock issuable upon the exercise of options not exercisable within 60 days and includes options for 10,000 shares of Class A Common Stock issuable upon the exercise of options which are currently exercisable.

 (7) The voting stock of Harpa is currently held equally by Shih Jen Yeh and Chyao Chi Yeh, who are children of Song Gen Yeh, the former Chairman and principal stockholder of the Company. See Certain Transactions. The address of Mr. Shih Jen Yeh and Mr. Chyao Chi Yeh is 14th Floor, No. 55,
       Section 2, Chung-Cheng Road, Shih-Lin District, Taipei, Taiwan.

 (8) Excludes 25,000 shares of Class A Common Stock issuable upon the exercise of options which are not exercisable within 60 days and includes options for 5,000 shares of Class A Common Stock issuable upon the exercise of options which are currently exercisable.

 (9) Excludes 18,000 shares of Class A Common Stock issuable upon the exercise of options which are not exercisable within 60 days and includes 12,000 shares of Class A Common Stock issuable upon the exercise of options.

 (10) The address for Fidelity Management Research Company is 82 Devonshire Street, Boston, Massachusetts 02109.

            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     All Form 3 and Form 4 reports required to be filed pursuant to Rule 16(a) of the Securities Exchange Act of 1934, as amended during fiscal 1998 had been filed, and the Company is not aware of any failures to file a required form.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     From January 1990 through December 1993, Mr. Song Gen Yeh, who was at that time a principal stockholder and director of the Company, advanced funds to the Company in the aggregate amount of $10,478,000. In December 1993, the Company entered into an agreement with Mr. Yeh to repay such advances through the issuance of 584,074 shares of Class B Common Stock, 1,168,148 shares of Class E-1 Common Stock, and 1,168,148 shares of Class E-2 Common Stock of the Company. Such shares were issued to Mr. Yeh in June 1996. From 1994 through 1995, Mr. Yeh provided additional advances to the Company aggregating $250,000. In June 1996, such advances were repaid by the Company through the issuance of 13,937 shares of Class B Common Stock, 27,873 shares of Class E-1 Common Stock, and 27,873 shares of Class E-2 Common Stock. Such shares were subsequently transferred to Harpa Limited (Harpa), a Cayman Islands corporation the voting stock of which is controlled by two of Mr. Yeh's children. C.M. Cheng, a director of the Company, is the Director of Harpa and, as such, has the power to vote the shares of the Company's Common Stock held by Harpa. (See "Principal Stockholders".)

     In January 1990, the Company entered into a five-year agreement (the "Management Agreement") with SIDA Corporation (SIDA). Dr. Carl L. Chen, the Chairman, Chief Executive Officer and President of the Company, was, at that time, a principal stockholder of SIDA, and the other two stockholders of SIDA were also, at that time, stockholders of the Company. The Management Agreement provided for annual payments to SIDA of $140,000 for management services consisting essentially of those customarily performed by the President of a company. The SIDA agreement expired by its terms in January 1995. As of June 30, 1996, SIDA was owed $259,000 of unpaid management fees. This amount, together with accrued interest of $64,000 through August 30, 1996, was paid from the proceeds of a bridge financing in September 1996. In October 1993 and February 1994, the Company obtained loans from SIDA in the aggregate principal amount of $110,000, bearing interest at 12%. These loans, together with accrued interest of $31,000, were repaid from the proceeds of a bridge financing in September 1996.

     In February and July 1994, the Company received loans in an aggregate principal amount of $565,000, bearing interest at a rate of 12%, from four individuals who were at the time not affiliated with the Company. One of such persons, C.M. Cheng, became a director of the Company in June 1996. These loans, together with accrued interest of $161,000, were repaid with the proceeds of the bridge financing in September 1996.

     In December 1994, the Company entered into a New Management Agreement (the "New Management Agreement") with Dr. Chen which took effect in January 1995. Pursuant to the New Management Agreement, Dr. Chen agreed to serve as the Company's President and Chief Executive Officer. The New Management Agreement had a term of 10 years and provided that Dr. Chen was to receive a signing bonus of 139,365 shares of Class B Common Stock, 278,730 shares of Class E-1 Common Stock, and 278,730 shares of Class E-2 Common Stock, an annual salary of $350,000, and additional annual compensation payable in 147,727 shares of Class B Common Stock, 295,454 shares of Class E-1 Common Stock, and 295,454 shares of Class E-2 Common Stock. In May 1996, Dr. Chen agreed to terminate the New Management Agreement. Pursuant to the New Management Agreement and in connection with its termination, the Company issued a total of 577,823 shares of Class B Common Stock, 1,155,647 shares of Class E-1 Common Stock, and 1,155,647 shares of Class E-2 Common Stock to Dr. Chen. At June 30, 1996, $144,000 remained accrued and unpaid under the New Management Agreement. This amount was paid to Dr. Chen with the proceeds of the bridge financing in September 1996.

     In May 1996 the Company entered into an Employment Agreement with Dr. Chen pursuant to which he agreed to serve as its Chairman, Chief Executive Officer and President. (See "Management-Employment Agreement"). As of August 31, 1996, compensation of $69,000 was accrued and unpaid under this Agreement. This amount was paid from the proceeds of the bridge financing in September 1996. From September 1995 through August 1996, Dr. Chen made loans bearing interest at a rate of 12% to the Company in the aggregate principal amount of $562,000. In May 1996, Dr. Chen agreed to convert $336,000 of these loans into 187,118 shares of Class B Common Stock, 374,236 shares of Class E-1 Common Stock, and 374,236 shares of Class E-2 Common Stock. The remaining $226,000 principal amount of these loans, together with $36,000 of accrued interest, was repaid with the proceeds of the bridge financing in September 1996.

     In 1994 and 1995, the Company obtained loans from General Bank in the aggregate principal amount of $900,000. This loan bore interest at the prime rate plus 1.5% and had a maturity date of October 1996. Repayment of the loan was guaranteed by the Small Business Administration, the California Export Finance Office and Dr. Chen and was secured by substantially all the assets of the Company. The total outstanding balance of the loan of approximately $915,000 (including accrued interest) was repaid from the proceeds of the bridge financing.

                         ANNUAL REPORT TO SHAREHOLDERS

     The Company's Annual Report for the fiscal year ended December 31, 1998 is being mailed to Shareholders along with this Proxy Statement. The Annual Report is not to be considered part of the soliciting material.

                                     PROXY

                   ADVANCED AERODYNAMICS & STRUCTURES, INC.

               Proxy Solicited By The Board Of Directors For The
                 Annual Meeting Of Shareholders To Be Held On
                                 July 19, 1999

     The undersigned hereby appoints Dr. Carl Chen and Gene Comfort, and each of them, as Proxies, each with full power of substitution, and hereby authorizes each of them to represent and to vote as designated below, all the shares of Common Stock of Advanced Aerodynamics & Structures, Inc., a Delaware corporation (the "Company"), held of record by the undersigned on May 31, 1999 at the Annual Meeting of Shareholders to be held on July 19, 1999, and any adjournments thereof.

1. Election of Directors.

   Instructions: Shareholders are entitled to cumulate their votes for directors. This means that a shareholder may give one nominee as many votes as are equal to the number of Directors to be elected, multiplied by the number of shares owned by such shareholder, or to distribute his or her votes as the shareholder sees fit among two or more nominees on the same principle, up to the total number of nominees to be elected. The six (6) nominees receiving the highest number of votes at the Annual Meeting from the holders of Common Stock will be elected.

   Six (6) Directors are to be elected. To determine the number of votes to which you are entitled, multiply the number of shares of Common Stock held by you by six (6). Indicate the number of votes for each nominee in the blank space next to the candidate's name. IF NO SPECIFICATION IS MADE, THE VOTES REPRESENTED BY THIS BALLOT WILL BE CAST FOR THE ELECTION OF THE NOMINEES IN EQUAL NUMBER. IF YOU DESIRE TO WITHHOLD VOTES FROM ANY NOMINEE, ENTER ZERO ON THE LINE NEXT TO SUCH NOMINEE'S NAME.

        Nominee                    Number of Shares in Favor of this
        -------                    ---------------------------------
                                                 Nominee
                                                 -------
        Carl Leei Chen, Ph.D.              ___________________

        Gene Comfort                       ___________________

        C.M. Cheng                         ___________________

        Steve Gorlin                       ___________________

        James Lovell                       ___________________

        S.B. Lai, Ph.D.                    ___________________

   If no direction is made, each Proxy will be voted for the election of the nominees listed on this card in equal number.

2. Proposal to ratify the selection of Ernst & Young LLP to serve as auditors of the Company for the fiscal year ending December 31, 1999.

               [_]  FOR    [_]  AGAINST                     [_]  ABSTAIN

   Unless otherwise specified, each Proxy will be voted FOR ratification and approval of the above proposals.

3. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting. This Proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder. Stockholders who are present at the meeting may withdraw their proxy and vote in person if they so desire.

   Please sign exactly as your name appears on your stock certificates. When shares are held by joint tenants, both should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

                              Dated: ______________________________, 1999


                              _______________________________________________
                                                  Signature


                              _______________________________________________
                                           Signature if held jointly


NO POSTAGE IS REQUIRED IF THIS PROXY IS RETURNED IN THE ENCLOSED ENVELOPE AND MAILED IN THE UNITED STATES.

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